Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-280300) of OptimizeRx Corporation (the “Company”) of our report dated December 29, 2023, with respect to our audit of the financial statements of Healthy Offers, Inc. as of December 31, 2022 and 2021, and for the years then ended, appearing in the Company’s Form 8-K/A filed on January 5, 2024.

/s/ UHY LLP

Sterling Heights, Michigan

July 23, 2024